UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   January 6, 2014

Heatwurx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-184948	45-1539785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6041 South Syracuse Way, Suite 315, Greenwood Village, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 532-1641

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Definitive Agreement.

Loan Agreement

On January 6, 2014, Heatwurx, Inc. (the “Company”) entered into a Loan Agreement dated January 6, 2014 (the “Loan Agreement”), initially with Gus Blass II, and ultimately with other parties agreeing to loan up to $1,000,000 to the Company under the terms of the Loan Agreement.  On January 6, 2014, Mr. Blass, the father of Gus Blass III, one of the directors of the Company, loaned $250,000 to the Company under the terms of the Loan Agreement.  Each loan is evidenced by an unsecured promissory note (each a “Note”) bearing interest at the rate of 12% per annum and maturing on January 6, 2016.  Interest will be paid in equal monthly installments on the first day of each month, commencing on the first day of the month for the quarter following the date upon which the Note is issued and ending on the maturity date of the Note.  The Company has the right to prepay the Note in whole or in part, at any time or from time to time, without premium, penalty or prior written notice to the holder thereof.  Upon an event of default under the Note, all outstanding amounts under the Note (including the outstanding principal amount plus any accrued and unpaid interest) would become immediately due and payable. Assignment of the Note is subject to prior authorization of the Company or the Note may be assigned by the holder to an affiliate following prior notice to the Company, except that the Note may not be assigned to a competitor of the Company. As additional consideration for a lender to enter into the Loan Agreement, the Company has agreed to issue to each lender 1/3 of a common stock purchase warrant for each $1.00 loaned to the Company, with each whole warrant exercisable at $3.00 per share (the “Warrants”).  Each whole Warrant entitles the holder to purchase one share of common stock at the designated exercise price.  The Warrants expire one year following the date of issuance and may not be offered for sale, sold, transferred or assigned without the consent of the Company.

Dr. Pave Acquisition Agreement

On January 7, 2014, the Company entered into an Agreement and Plan of Reorganization dated January 8, 2014 (the “Acquisition Agreement”), with Dr. Pave, LLC, a California limited liability company (“Dr. Pave”) controlled by David Dworsky, the Chief Executive Officer of the Company, whereby the Company acquired all of the outstanding membership interests in Dr. Pave for 58,333 shares of common stock of the Company distributed pro rata to the members of Dr. Pave.  The distribution included the issuance of 41,668 shares to Dworsky Partners, LLC, an entity in which David Dworsky owns 80% of the ownership interest, and 3,333 shares to Reg Greenslade, one of the Company’s directors.  As a result of the acquisition, which closed on January 8, 2014, Dr. Pave became a wholly owned subsidiary of the Company.  Dr. Pave is managed by David Dworsky and Justin Yorke, a shareholder of the Company.  The parties to the Acquisition Agreement established the effective date of the closing of the transaction for tax and accounting purposes as 8:00 a.m. on January 1, 2014.  Under the terms of the Acquisition Agreement, effective immediately preceding the closing, Dr. Pave forgave a $30,000 promissory note from Dworsky Partners.

Management has determined that the purchase of Dr. Pave did not constitute the acquisition of a significant amount of assets under Item 2.01 of this form.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Management has determined that the Loan Agreement and corresponding Notes disclosed in Item 1.01 above would be direct financial obligations of the Company and hereby incorporates the disclosure made in Item 1.01 in regard to the debt transaction into this item.  The current financial obligation of the Company is currently $250,000 represented by the Note payable to Mr. Blass and may increase to a maximum of $1,000,000 if the Loan Agreement is fully funded.

Item 3.02  Unregistered Sales of Equity Securities.

Debt Financing

In connection with the Company’s $1,000,000 debt financing through the sale of the Notes and Warrants (collectively the “Securities”) under the Loan Agreement disclosed in Item 1.01 above, on January 6, 2014, the Company issued a Note in the principal amount of $250,000 and issued 83,334 Warrant to Gus Blass II, in return for loaned funds of $250,000 received by the Company on January 6, 2014. The Securities were sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(5) and Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. Mr. Blass was an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”).   Mr. Blass delivered appropriate investment representations with respect to the transaction and consented to the imposition of restrictive legends upon the Share and Warrant certificates representing the Securities.  Mr. Blass was afforded the opportunity to ask questions of the Company’s management and to receive answers concerning the terms and conditions of the transaction.  No selling commissions or other remuneration was paid in connection with the sale of the Securities.

Dr. Pave Stock Issuance

In connection with the closing of the Acquisition Agreement disclosed in Item 1.01 above, the Company issued 58,333 shares of common stock (the “Shares”) pro rata to the owners of Dr. Pave in exchange for all of the outstanding ownership interests of Dr. Pave held by such parties.  The Shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. The Shares were issued only to persons who were either “accredited investors” as defined in Rule 501(a) of Regulation D promulgated by the SEC or sophisticated investors as defined in Rule 506(b).   Of the total owners of Dr. Pave, five were accredited investors and one was a sophisticated non-accredited investor.  The non-accredited investor was provided the information required pursuant to Rule 502(b) of Regulation D a reasonable time prior to closing of the transaction.  Each investor delivered appropriate investment representations with respect to the transaction and consented to the imposition of restrictive legends upon the stock certificates representing the Shares.  Each investor was afforded the opportunity to ask questions of the Company’s management and to receive answers concerning the terms and conditions of the transaction.  No selling commissions or other remuneration was paid in connection with the transaction.

The securities offered and sold in the above transactions have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Loan Agreement dated January 6, 2014, including the form of the Promissory Note and the Warrant Agreement
99.2	Agreement and Plan of Reorganization dated January 8, 2014 with Dr. Pave, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heatwurx, Inc.

Date: January 9, 2014	By /s/ Allen Dodge
Allen Dodge, Chief Financial Officer

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